CONSENT OF COUNSEL


I hereby consent both to the reference to my name under the heading "Legal Opinions" in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registation Statement on Form N-1A for The Guardian Bond Fund, Inc. and to the filing of this consent as an exhibit to said Amendment.



                                                     /s/ Richard T. Potter, Jr.
                                                     --------------------------
                                                     Richard T. Potter, Jr.
                                                     Counsel


New York, New York
February 29, 1996